                                                                    EXHIBIT 10.2

              AGREEMENT OF SEPARATION, RELEASE, AND NONCOMPETITION

THIS AGREEMENT OF SEPARATION, RELEASE, AND NONCOMPETITION ("Agreement"), is made and entered into by and between CHART INDUSTRIES, INC., a Delaware corporation, having a place of business at 5885 Landerbrook Drive, Cleveland, Ohio 44124 ("Company") and James R. Sadowski having a place of residence at 65 Solether Lane, Chagrin Falls, OH 44022 ("Employee"). Company and Employee are hereinafter collectively referred to as the "Parties" or forms thereof.

                              W I T N E S S E T H:

                  WHEREAS, Employee has been employed by the Company; and

                  WHEREAS, Employee's employment has been terminated effective July 1, 2002 (the "Date of Separation"); and

                  WHEREAS, the Employee has an EMPLOYMENT AGREEMENT under which employee is be entitled to severance pay and other severance benefits; and

                  WHEREAS, the Company and Employee wish to resolve all matters and issues between them arising from or relating to Employee's employment by the Company and Employee's termination from employment by the Company.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, Employee and the Company hereby agree as follows:

                                    ARTICLE I
                   PAYMENTS EARNED THROUGH DATE OF SEPARATION

                  Section 1.1. Salary Through Date of Separation. The Company shall pay to Employee the amount of Employee's annual salary payable through the pay period of the Date of Separation, less federal and state withholding taxes and other deductions required by law, as per the Company's regular payroll practice.

                  Section 1.2. "Paid Time Off". The Company will pay Employee for Employee's earned but unused vacation time of seven (7) days and other paid time off in connection with Employee's employment with the Company through the Date of Separation, less federal and state withholding taxes and other deductions required by law. Such payment shall be made within seven business days following the Effective Date of this Agreement, as set forth in (S) 6.7 of the Agreement.

                                   ARTICLE II
                                  SEVERANCE PAY

         Section 2.1. Severance Pay. Upon the Effective Date of this Agreement as set forth in Section 4.4 herein, the Company shall pay Employee twelve (12) months severance pay ($263,000) as described in this Section 2.1. This pay is separate and independent of the pay in Section 1.1 above. Employee will be paid bi-weekly starting with the pay period ending July 12, 2002 through the pay period ending February 7, 2003. This amounts to 16 pays of $10,115.39 or a total of $161,846.24. The remaining balance of $101,153.76 will be distributed to Employee in a lump sum within fifteen (15) days of February 7, 2003. All amounts shall be less standard payroll deductions and/or withholdings (including taxes and Employee contributions under benefit programs to the extent continued pursuant to this Agreement).

         Section 2.2 Calculation of Severance Pay. Any and all severance payments shall be based on at Employee's rate immediately preceding Employee's termination, less applicable payroll taxes and withholdings (including Employee contributions under benefit programs to the extent continued pursuant to this Agreement).

                                   ARTICLE III
                            ADDITIONAL CONSIDERATION

                  Section 3.1 Additional Consideration. In addition to the severance payments described in (S)2.1, the Company shall provide Employee with the "Additional Consideration" described in Attachment A hereto, which is expressly incorporated herein by reference.

                  Section 3.2. Adequacy of Consideration. Employee hereby agrees and acknowledges that the Additional Consideration described in Attachment A to this Agreement constitutes consideration that is over and above any entitlements, severance payments or otherwise, that Employee may have by reason of his separation from employment with the Company, and that such payments and amounts constitute adequate consideration and are accepted in exchange for Employee's covenants and obligations, including but not limited to Employee's full release of all claims, as set forth in this Agreement. The Parties further agree that Attachment A (Additional Consideration), Attachment B (Confidentiality and Non-competition Agreement) and Attachment C (Reason for Termination) are necessary and integral to this Agreement, and are hereby incorporated into this Agreement by reference and made a part hereof. Capitalized terms not otherwise defined in Attachment A, Attachment B or Attachment C respectively, shall have the meanings given to such terms in this Agreement.

                          ARTICLE IV, RELEASE OF CLAIMS

                  Section 4.1. General Release. In exchange for consideration of the promises and agreements set forth herein, and for good and other valuable consideration, the adequacy and receipt of which is hereby acknowledged by Employee, Employee does hereby for himself and for his heirs, executors, successors and assigns, release and forever discharge the Company, its shareholders, subsidiaries, divisions, and all of the Company's affiliated businesses, whether directly or indirectly related to Company, if any, together with its and their respective officers, directors, shareholders, management, representatives, agents, employees, successors, assigns, and attorneys, both known and unknown, in both their personal and agency capacities (collectively, the "Company Entities") of and from any and all claims, demands, damages, actions or causes of action, suits, claims, charges, complaints, contracts, whether oral or written, express or implied and promises, at law or in equity, of whatsoever kind or nature, including but not limited to any alleged violation of any state or federal anti-discrimination statutes or regulations, including but not limited to Title VII of The Civil Rights Act of 1964 as amended, 42 U.S.C.(S)2000e et seq.; the Employee Retirement Income Security Act of 1974, 29 U.S.C.(S)1001 et seq.; the Americans With Disabilities Act, 42 U.S.C.(S)12101 et seq.; any claims for breach of any express or implied contract or promise, wrongful discharge, violation of public policy, or tort, all demands for attorney's fees, back pay, holiday pay, vacation pay, bonus, group insurance; any claims for reinstatement, employee benefits and claims for money, out of pocket expenses (excluding those approved by Mark Ludwig), any claims for emotional distress, defamation and humiliation, that Employee might now have or may subsequently have against the Company Entities, whether known or unknown, suspected or unsuspected, by reason of any matter or thing, arising out of or in any way connected with, directly or indirectly, any acts or omissions which have occurred prior to and on the Effective Date of this Agreement, except those matters specifically set forth herein and except for any pension or retirement benefits which may have vested on Employee's behalf, if any, and any rights or claims that may not be released or waived as a matter of law.

         Section 4.2. Age Discrimination in Employment Act/Older Workers Benefit Protection Act Release. Employee waives and releases all rights, remedies, claims and causes of action, known and unknown, he has or may have against the Company Entities for any matter related to his employment and the termination of that employment under the Age Discrimination in Employment Act of 1967, 29 U.S.C. (S)(S)621, et seq., as amended by the Older Worker Benefit Protection Act, 29 U.S.C. (S) 623, by reason of any matter or thing arising out of, or in any way connected with, directly or indirectly, any acts or omissions which have occurred prior to and including the Effective Date of this Agreement. In other words, by signing this Agreement, Employee will have none of the legal rights against the aforementioned that Employee would otherwise have under these laws.

                  Section 4.3. Right to Consult With Counsel; Consideration Period. The Company hereby notifies Employee of Employee's right to consult with Employee's chosen legal counsel before signing this Agreement. The Company shall afford, and Employee acknowledges receiving, not less than twenty-one (21) calendar days in which to consider this Agreement to ensure that Employee's execution of this Agreement is knowing and voluntary. In signing below, Employee expressly acknowledges that Employee has been afforded the opportunity to take twenty-one (21) days to consider this Agreement and that Employee's execution of same is with full knowledge of the consequences thereof and is of Employee's own free act and will. Notwithstanding the fact that the Company is allowing Employee twenty-one (21) days to consider this Agreement, Employee may elect to execute this Agreement prior to the end of such twenty-one (21) day period. If Employee elects to execute this Agreement prior to the end of such twenty-one
(21)-day period, then, by Employee's signature below, Employee represents that his decision to accept this shortening of the time was done knowingly and voluntarily and was not induced by fraud, misrepresentation, or any threat to withdraw or alter the benefits provided by the Company herein, or by the Company providing different terms to any similarly-situated employee executing this Agreement prior to end of such twenty-one (21) day consideration period. The parties agree changes, whether material or immaterial, to this Agreement shall not restart the running of the twenty-one (21)-day time period.

                  Section 4.4 Revocation Period. Both the Company and Employee agree and recognize that, for a period of seven (7) calendar days following Employee's execution of this Agreement, Employee may revoke this Agreement by providing written notice revoking the same, within this seven (7) day period, delivered by hand or by certified mail, addressed to Mark Ludwig, 5885 Landerbrook Drive, Cleveland, OH 44124 delivered or postmarked within such seven
(7) day period. In the event Employee so revokes this Agreement, each Party will receive only those entitlements and/or benefits that they would have received regardless of this Agreement.

                  Section 4.5. Acknowledgments. Employee acknowledges that Employee has carefully read and fully understands all of the provisions of this Agreement, that Employee has not relied on any representations of the Company or any of its representatives, directors, officers, employees and/or agents to induce Employee to enter into this Agreement, other than as specifically set forth herein and that Employee is fully competent to enter into this Agreement and has not been pressured, coerced or otherwise unduly influenced to enter into this Agreement and that Employee has voluntarily entered into this Agreement and the same is Employee's own free will act.

                                    ARTICLE V

                          OTHER OBLIGATIONS OF EMPLOYEE

                  Section 5.1. Noncompetition Agreement. Employee agrees to the Confidentiality and Noncompetition Agreement set forth in Attachment B to this Agreement, which is expressly incorporated herein.

                  Section 5.2. Company Property. Upon or before execution of this Agreement, Employee shall return all property belonging to the Company (excluding laptop), including, but not limited to, all confidential and/or proprietary information, keys, business equipment, computer software and/or hardware, and technical manuals and other information.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

                  Section 6.1. Entire Agreement. This Agreement, together with its Attachment A, Attachment B and Attachment C contains the entire agreement and understanding by and between the Parties hereto and replaces and supersedes any prior agreements (including the EMPLOYMENT AGREEMENT, dated January 24, 2001, as amended, between the Company and Employee), contracts and/or promises, whether written or oral, with respect to the subject matters included herein. There are no other agreements nor representations between the Parties except as expressly provided for in this Agreement. This Agreement may not be changed orally, but only in writing, signed by each of the Parties hereto.

                  Section 6.2. Warranty/Representation. Employee and the Company each warrant and represent that, prior to and including the Effective Date of this Agreement, no claim, demand, cause of action, or obligation which is subject to this Agreement has been assigned or transferred to any other person or entity, and no other person or entity has or has had any interest in any such claims, demands, causes of action or obligations, and that each has the sole right to execute this Agreement.

                  Section 6.3. Invalidity. The Parties to this Agreement agree that, if any provision of this Agreement (including the provisions of Attachments A, B or C) is determined by a court of last resort, or a lower court if no appeal is taken, to be unlawful, invalid or unenforceable, the balance of this Agreement shall remain in full force and effect. In such event the parties agree to meet and confer for the purpose of a reaching agreement to amend the offending provision, or, if the parties cannot agree on the terms of amendment, all provisions shall be enforced to the extent that is determined reasonable by the appropriate court. However, if such amendment or enforcement cannot be achieved without materially altering the releases of claims given by Employee to the Company, then this Agreement shall be void, and Employee promptly shall return all monies and other things received under this Agreement (including its attachments).

                  Section 6.4. Assignment. This Agreement is personal in nature and shall not be assigned by Employee. All payments and benefits provided Employee herein shall be made to Employee's wife Elaine Sadowski and if not living Employee's estate in the event of Employee's death prior to Employee's receipt thereof. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, including, without limitation, any person acquiring directly or indirectly all or substantially all of the assets of the Company, whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement).

                  Section 6.5. Originals. Two (2) copies of this Agreement shall be executed as "originals" so that both Employee and the Company may possess an "original" fully executed document. The Parties hereto expressly agree and recognize that each of these fully executed "originals" shall be binding and enforceable as an original document representing the agreements set forth herein. Headings are for convenience only and shall be given no legal effect.

                  Section 6.6. Jurisdiction. This Agreement, including Attachments A and B hereto, shall be governed under the laws of the State of Ohio, without giving effect to the conflict of law principles of such State. Employee and the Company each agree that the state and federal courts located in Cleveland, Ohio shall have jurisdiction in any action, suit or proceeding against Executive or the Company based on or arising out of this Agreement (including its Attachments) and each of Executive and the Company hereby (a) submits to the personal jurisdiction of such courts, (b) consents to service of process in connection with any such action, suit or proceeding and (c) waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction, venue or service of process.

                  Section 6.7. Effective Date of this Agreement. This Agreement shall become effective only upon (a) execution of this Agreement by Employee after the expiration of the twenty-one (21) day consideration period described in Section 4.3 of this Agreement, unless such consideration period is shortened as set forth therein; and (b) the expiration of the seven (7) day period for revocation of this Agreement by Employee as described in Section 4.4 of this Agreement. The date on which this Agreement so becomes effective is referred to herein as the "Effective Date of this Agreement."

                              CAUTION TO EMPLOYEE:

READ BEFORE SIGNING. THIS DOCUMENT CONTAINS A RELEASE OF ALL CLAIMS AGAINST THE COMPANY ENTITIES PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT.

         IN WITNESS WHEREOF, Employee and the Company agree as set forth above:

DATE OF EXECUTION BY EMPLOYEE:            AGREED TO AND ACCEPTED BY:

9/4/02                                    /s/ James R. Sadowski
--------------------------------          --------------------------------------
                                          JAMES R. SADOWSKI


                                          EXECUTION WITNESSED BY:

                                          /s/ Patricia A. Switzer
                                          --------------------------------------


DATE OF EXECUTION BY COMPANY:             AGREED TO AND ACCEPTED BY

                                          CHART INDUSTRIES, INC.


9/4/02                                    BY:  /s/ Mark Ludwig
--------------------------------             -----------------------------------

                                          TITLE: Corporate Director, Human
                                                --------------------------------
                                          Resources
                                          --------------------------------------


                                          EXECUTION WITNESSED BY:

                                          /s/ Patricia A. Switzer
                                          --------------------------------------

                                  ATTACHMENT A

                            ADDITIONAL CONSIDERATION

                  In addition to the severance payments described in (S)2.1 of the Agreement of Separation, Release, and Noncompetition (the "Agreement") between CHART INDUSTRIES, INC., a Delaware corporation ("the Company"), and James R. Sadowski ("Employee"), into which Agreement this Attachment A is incorporated, the Company and Employee agree as follows:

                                    ARTICLE I

                             ENHANCED SEVERANCE PAY

         Section 1A. Enhanced Severance Pay. In consideration of Employee's covenants and obligations set forth in the Agreement and the attachments thereto, the Company shall pay Employee an additional three (3) months of enhanced severance pay (the "Enhanced Severance Pay"). Employee acknowledges said enhanced severance payments are over and above that to which Employee is otherwise entitled under any employment agreement or otherwise and are being given as additional consideration in exchange for Employee's agreement to the terms and conditions of the Agreement (including this Attachment and Attachment B thereto).

         Section 1B. Calculation of Enhanced Severance Pay. The Enhanced Severance Pay shall be paid to Employee as a lump sum of $65,750.00, which will be combined with the remaining lump sum balance of the severance pay of $101,153.76 provided for under Section 2.1 of the Agreement and paid within fifteen (15) days of February 7, 2003. Therefore, the total amount of the lump sum payment to be paid at such time is $166,903.76. Thus the total severance to be paid to Employee under Section 2.1 of the Agreement and this Section 1B, including severance pay and Enhanced Severance Pay, consists of $161,846.24 in 16 bi-weekly payments and a total of $166,903.76 in lump sum payments, for a total not to exceed $328,750.00 in aggregate severance payments. All amounts shall be less standard payroll deductions and/or withholdings (including taxes and Employee contributions under benefit programs to the extent continued pursuant to this Agreement).

                                   ARTICLE II

                                    BENEFITS

         Section 2A. Health, Dental and Vision Benefits. For a period of 25 months following the Date of Separation, through and including July 2004, the Company will maintain the Employee's current coverage under the Company's health, dental and vision insurance. During such period, Employee will be responsible to pay the normal employee share of the applicable premiums for such coverage.

         Section 2B. Other Welfare Benefits. For a period of 12 months following the Date of Separation, through and including June 2003, life insurance coverage will be maintained. If the Company is unable to continue Employee's existing life insurance coverage during such 12-month period, the Company agrees to obtain comparable life insurance coverage for Employee during such 12-month period.

         Section 2C. Cessation of Benefits. All of the benefits referenced in Sections 2A, 2B, 2D and 2E will cease if Employee obtains such coverage from another employer at anytime during the respective periods of continuation. All other Employee benefits not referenced above cease as of July 31, 2002. The Company shall have the right to modify, amend or terminate any benefits provided to Employee following the Date of Separation and Employee's continued participation therein, if any, shall be subject to such modification, amendment or termination if such modification, amendment or termination applies generally to the then-current participants in such plan.

         Section 2D. COBRA Election Health Benefits. Upon completion of the 25 month period following the Date of Separation, and effective August 1, 2004, the Company will afford Employee the opportunity to continue Employee's coverage under the Company's health, dental and vision insurance, at Employee's expense, for an additional 18 months, so long as Employee timely elects (within 45 days of August 1, 2004) to receive coverage under the federal Consolidated Omnibus Budget Reconciliation Act, as amended ("COBRA"), Part VI of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and Internal Revenue Code (S) 4980(B)(f) and otherwise complies with conditions of continuation of benefits under COBRA.

         Section 2E. Outplacement Services. Company will provide an executive full service outplacement program to Employee for up to six (6) months following the Date of Separation. The service provider will be of Employee's own choosing and the cost of the outplacement service will be reimbursed to employee or the service provider, up to a maximum of $15,000. Employee can elect to receive cash compensation in lieu of outplacement services up to a maximum of $15,000.

         Section 2F. Automobile Use. Company will continue to provide Employee with the use of the automobile assigned to Employee as of the Date of Separation and Employee will have use of such automobile through December 31, 2002. Employee shall return such automobile to Company in good condition, reasonable wear and tear excepted, by December 31, 2002. From the period of October 1, 2002 and thereafter, it is the Employee's responsibility to insure the automobile with the same limits as when insured by Chart and to name the Company as a named insured. For any period following October 1, 2002 Employee shall be solely responsible for any damages or claims of, or losses incurred by, third persons as a result of Employee's possession and/or use of such automobile in the period until Employee returns such automobile to the Company, and the Company shall have no responsibility or liability for any such damages, claims or losses, and Employee agrees to indemnify and reimburse the Company for any such damages, claims or losses asserted against the Company.

         Section 2G. Extension of Term of Stock Options. Effective as of the Effective Date of this Agreement, and through an action by its Board of Directors or any appropriate committee thereof, the Company agrees to extend the period of time after the Date of Separation during which Employee may exercise his stock options to acquire Company common stock, to the extent that any of those options was exercisable on the Date of Separation, from three (3) months after the Date of Separation (as provided absent such extension) to fifteen (15) months after the Date of Separation (i.e., to September 30, 2003), but not later than the expiration date of the option. Employee acknowledges that all stock options shall expire not later than September 30,

2003. Notwithstanding the foregoing, (a) the normal expiration date of stock options shall not be extended, so that any stock option that would have terminated before September 30, 2003 had Employee remained employed with the Company until that time shall terminate on the date on which it would have terminated had Employee remained so employed, (b) any stock option that had not become fully exercisable before the Date of Separation shall terminate on the Date of Separation to the extent that such option was not then exercisable, and
(c) this Section 2H shall not be interpreted to require the Company to accelerate the exercisability of any of Employee's stock options, and except as set forth in the first sentence of this Section 2H, the terms of Employee's stock options shall remain unchanged. Employee acknowledges that the extension of the period after termination of employment during which he may exercise a stock option intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, may cause such option not to qualify as an incentive stock option but instead to be treated as a nonqualified stock option. Employee consents to such extension and to the disqualification of any such incentive stock option as a result thereof.

       Section 2H. Country Club Membership Reimbursement. Reimbursement by the Company for Employee's Country Club membership dues will be terminated as of July 1, 2002, and Employee will have no further right to such benefit.

                       ACCEPTED AND AGREED TO BY EMPLOYEE:

                                             EMPLOYEE

                                    /s/ James R. Sadowski
                                    --------------------------------------------
                                    JAMES R. SADOWSKI

                                             CHART INDUSTRIES, INC.

                                    By:    /s/ Mark Ludwig
                                           -------------------------------------
                                    Title: Corporate Director, Human Resources
                                           -------------------------------------

                                  ATTACHMENT B

                  CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

                  FOR INDEPENDENT, VALUABLE CONSIDERATION, in the form of payments and benefits provided for in my Agreement of Separation, Release, and Noncompetition (the "Agreement") with CHART INDUSTRIES, INC., a Delaware corporation (the "Company") and Attachment A thereto and more specifically described in this Attachment B thereto, the receipt and sufficiency of which are hereby acknowledged, I, James R. Sadowski having a place of residence at 65 Solether Lane, Chagrin Falls, OH 44022 ("Employee"), and the Company hereby further agree as follows:

                                    RECITALS

WHEREAS, Employee acknowledges that during his employment with the Company he has held a position of trust and confidence and has had access to and has become familiar with the products, methods, technology, services and procedures used by the Company; and

WHEREAS, Employee acknowledges that the Company (1) has expended significant time and money on promotion, advertising, and the development of goodwill and a sound business reputation; (2) has developed a list of customers and spent time and resources to learn the customers' needs for the Company's products and services; (3) has entered into business relationships designed to discover likely future customers; and further, that all of the foregoing are valuable, special and unique assets of the Company's business, that the Company's customer lists, including future changes to the customer lists, are confidential information which should not be disclosed to persons outside of the Company organization or used by Employee for his own benefit or the benefit of others; and

WHEREAS, Employee acknowledges that the Company (1) has expended significant time and money on technology, research and development; (2) has developed products, processes, technologies and services, which are valuable, special and unique assets of the Company's business; and further, that the products, processes technologies and services, including future changes thereto, are confidential information which should not be disclosed to persons outside of the Company organization or used by Employee for his own benefit or the benefit of others; and

WHEREAS, Employee recognizes that the disclosure to or use by third parties of any of the Company's confidential or proprietary information, trade secrets, or Employee's unauthorized use of such information would seriously harm the Company's business and cause monetary loss that would be difficult, if not impossible, to measure; and

WHEREAS, Employee wishes to receive the independent consideration referred to above in exchange for the promises and covenants contained herein.

Employee and the Company AGREE as follows:

1. Independent Consideration. The independent consideration which Employee shall be entitled to receive upon execution of the Agreement (including its attachments) shall consist of the three (3) months of enhanced severance pay, enhanced medical, dental, vision and life insurance benefits, the executive outplacement services provided for in
     Section 2F of Attachment A, automobile use, and the extension of the period during which Employee can exercise certain stock options, all of which are described in and governed by other provisions of the Agreement (including Attachment A, ADDITIONAL CONSIDERATION). While such independent consideration is given in exchange for Employee's covenants and agreements under this Attachment B, such independent consideration is also given in exchange for Employee's covenants and agreements (including releases) under other provisions of the Agreement.

2. Confidential Information. "Confidential Information" means information belonging to the Chart Group of a special and unique nature and value, including, but not limited to, such matters as the Chart Group's personnel and compensation information; accounts; trade secrets; procedures; manuals; financial cost and sales data; supply sources and resources; contracts; price lists, accounting and bookkeeping practices; office policies and practices; financial information; marketing and strategic plans; business plans; prospect names and lists; existing and potential business opportunities; confidential reports; customer lists and contracts; customers' needs for the Chart Group's products and services; litigation and other legal matters; as well as information specific to the Chart Group's products, such as source code, coding standards, programming techniques, processes and system; computer programs, algorithms, techniques, processes, designs, specifications, diagrams, flow charts, ideas, systems and methods of operation of such programs; and research and development work. As used herein, the term "Chart Group" means, collectively, the Company and each group, division and subsidiary (whether or not wholly owned) of the Company.

     Employee acknowledges that the Company has taken reasonable measures to preserve the secrecy of its Confidential Information, including, but not limited to, requiring Employee to execute this Agreement in exchange for the independent consideration provided for herein. Employee agrees that he or she will not disclose to any other person or entity the Chart Group's Confidential Information which Employee has learned or acquired during his employment or use said Confidential Information for Employee's own benefit or for the benefit of another. Upon or before the execution of the Agreement, Employee will deliver to the Company all property and Confidential Information, including work in progress, originals and copies of business forms, computer files, diskettes, source codes, manuals, including training and sales materials, catalogs, customer lists, financial information, strategic planning information, computer equipment, office equipment, and all other materials in Employee's possession or control which belong to the Company or contain information subject to this Agreement.

3. Noncompetition. Employee agrees that during the fifteen (15) month period commencing on the date of his cessation of employment with the Company (the "Noncompetition Period"), he will not, without the prior written consent of the Company, either directly or indirectly, in any capacity whatsoever, (a) solicit business from, or compete with the Chart Group for the business of, any customer of the Chart Group by whatever method or (b) operate, control, advise, be employed and/or engaged by, perform any consulting services for, invest in, or otherwise become associated with any person, company or other entity (other than the purchase of no more than 2% of the publicly traded securities of a company whose securities are traded on a national stock exchange) who or which, at any time during the Noncompetition Period, is or may be in competition with, or engaged in the same or similar conduct, activities, or business as the Chart Group was, such as the development of and the sale of cryogenic products, equipment and services in the geographical area in which the Chart Group maintains offices, sales agents, or otherwise conducts business, or where the Chart Group has customers or other persons or entities with whom the Chart Group had prior contacts. If the Employee requests the Company in writing to waive the noncompetition obligations of Employee under this Paragraph 3 with respect to Employee's proposed employment with a specified competitor or potential competitor of the Chart Group, the Company agrees not to withhold its consent to Employee's being so employed if such employment (including the scope of the activities in which Employee proposes to engage) were not likely to be adverse to the economic or other business interests of the Chart Group, provided, however, that Employee shall not be entitled to request to be employed by Taylor-Wharton (or its successor) or any parent, subsidiary or affiliate of Taylor-Wharton (or its successor).

4. Workforce Protection. Employee will not, during the fifteen (15) month period commencing on the date of his cessation of employment with the Company, directly or indirectly hire any of the Chart Group's employees, or solicit any of the Chart Group's employees for the purpose of hiring them or inducing them to leave their employment with the Chart Group, nor will Employee own, manage, operate, join, control, consult with, participate in the ownership, management, operation or control of, be employed by, or be connected in any manner with any person or entity which engages in the conduct proscribed by this paragraph during such fifteen (15) month period.

5. Severability. In the event that any of the provisions of this Attachment B shall be found by a court of competent jurisdiction to be invalid or unenforceable as written as a matter of law, the Parties hereto agree that such court may exercise its discretion in reforming such provision(s) to the end that Employee shall be subject to a covenant that is reasonable under the circumstances and enforceable by the Company.

6. Acknowledgment. Employee specifically acknowledges that the covenants set forth herein are reasonable, appropriate, and necessary as to duration, scope, and geographic area in view of the nature of the relationship between Employee and the Company and the investment by the Company of significant time and resources in the training, development, and employment of Employee. Employee warrants and represents that Employee is able to engage in other activities for the purpose of earning a livelihood.

                  Employee further acknowledges that the remedy at law for any breach of this covenant, including monetary damages to which the Company may be entitled, will be inadequate and that the Company, its successors and/or assigns, shall be entitled to injunctive relief against any breach without bond. Such injunctive relief shall not be exclusive, but shall be in addition to any other rights or remedies, which the Company may have for any such breach.

Dated this 4th day of September, 2002.


                                /s/ James R. Sadowski
                                ------------------------------------------------
                                EMPLOYEE

                                CHART INDUSTRIES, INC.

                                By:      /s/ Mark Ludwig
                                         -----------------------------------
                                Title:   Corporate Director, Human Resources
                                         -----------------------------------